Contact: LEEANN GEPHART, Chief Banking Officer	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2026 financial results

MANSFIELD, PENNSYLVANIA— July 30, 2026 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three and six months ended June 30, 2026.

Highlights

  Net income for the first six months of 2026 was $20.6 million, which was $4.5 million, or 27.9% more than 2025’s net income through June 30, 2025 due to the increase in net interest income after the provision for credit losses of $5.5 million. The effective tax rate for the first six months of 2026 was 17.9% compared to 19.1% in the comparable period in 2025.

  Net income was $10.2 million for the three months ended June 30, 2026, which was $1.7 million more than the net income for 2025’s comparable period due to an increase in net interest income after the provision for credit losses of $2.3 million. The effective tax rate for the three months ended June 30, 2026 was 17.5% compared to 19.1% in the comparable period in 2025.

  Net interest income before the provision for credit losses was $51.8 million for the six months ended June 30, 2026, an increase of $5.2 million, or 11.1%, over the same period a year ago and was primarily due to an increase in investment income and a decrease in interest expense.

  The provision for credit losses for the three and six months ended June 30, 2026 was $500,000 and $1,000,000, respectively, compared to $750,000 and $1,375,000 for the three and six months ended June 30, 2025, respectively. The provision for 2026 was driven by the updated loss driver analysis for 2026, the economic impact of the Iran conflict, and an increase in specific reserves for non-performing loans.

  Return on average equity for the three and six months (annualized) ended June 30, 2026 was 11.64% and 11.84% compared to 10.88% and 10.44% for the three and six months (annualized) ended June 30, 2025.

  Return on average tangible equity for the three and six months (annualized) ended June 30, 2026 was 15.54% and 15.84% compared to 15.19% and 14.65% for the three and six months (annualized) ended June 30, 2025 (non-GAAP). (1)

  Return on average assets for the three and six months (annualized) ended June 30, 2026 was 1.32% and 1.33% compared to 1.13% and 1.07% for the three and six months (annualized) ended June 30, 2025.

  Loans grew $151.8 million, or 6.8% since June 30, 2025. Loan growth since December 31, 2025, excluding the student loan portfolio, was $92.1 million, or 8.2% on an annualized basis.

  Non-performing assets increased $14,176,000 since December 31, 2025 and totaled $43,365,000 as of June 30, 2026, which is $15,989,000 higher than the balance as of June 30, 2025. The increase from December 31, 2025 is primarily due to six commercial real estate loan relationships and one construction real estate loan relationship, totaling approximately $12.2 million, being placed on non-accrual status during the first half of 2026 due to becoming more than 90 days. The Bank’s continued strategy for certain acquired loans is to either improve the credit metrics of the non-performing loans or sell the underlying collateral or have the customers refinance the loans with another institution. As a percent of loans, non-performing assets totaled 1.81%, 1.24% and 1.22% as of June 30, 2026, December 31, 2025 and June 30, 2025, respectively. While non-performing assets have increased significantly as of June 30, 2026 when compared to December 31, 2025 and June 30, 2025, specific reserves for these assets have remained stable at $2,432,000, $1,912,758 and $1,476,000 at June 30, 2026, December 31, 2025 and June 30, 2025, respectively.

Six Months Ended June 30, 2026 Compared to 2025

  For the six months ended June 30, 2026, net income totaled $20,563,000 which compares to net income of $16,084,000 for the first six months of 2025, an increase of $4,479,000. Basic earnings per share of $4.29 for the first six months of 2026 compared to $3.35 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2026 and 2025 was 11.84% and 10.44%, while annualized return on assets was 1.33% and 1.07%, respectively. The increase in performance when comparing 2026 to 2025 was due to an increase in the net interest margin from 3.36% to 3.69% and a decrease in the provision for credit losses.

  Net interest income before the provision for credit loss for the six months ended June 30, 2026 totaled $51,807,000 compared to $46,650,000 for the six months ended June 30, 2025, resulting in an increase of $5,157,000, or 11.1%.  Average interest earning assets increased $44.4 million for the six months ended June 30, 2026 compared to the same period last year, primarily due to an increase in average loans. Average loans increased $43.2 million while average investment securities increased $3.4 million. The yield on interest earning assets increased 8 basis points to 5.66%, while the cost of interest-bearing liabilities decreased 31 basis points to 2.44%. As a result, the tax effected net interest margin increased from 3.36% for the six months ended June 30, 2025 to 3.69% for the six months ended June 30, 2026.

  The provision for credit losses for the six months ended June 30, 2026 was $1,000,000 compared to $1,375,000 for the six months ended June 30, 2025, a decrease of $375,000. The provision for credit losses associated with loans for the six months ended June 30, 2026 and 2025 was $722,000 and $1,137,000, respectively, while the provision for off-balance sheet items was $278,000 and $238,000 for the six months ended June 30, 2026 and 2025, respectively.   The provision for 2026 was due to the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds, the economic impact of the conflict with Iran is having on diesel and fertilizer prices, and an increase in specific reserves for non-performing loans. The provision for 2025 was due to an increase in past due loans and the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds.

  Total non-interest income was $7,704,000 for the six months ended June 30, 2026, which is $612,000 more than the non-interest income of $7,092,000 for the same period last year. The primary driver of the increase was an increase in earnings on bank owned life insurance (BOLI) of $656,000, as the result of purchasing $22,000,000 of additional insurance in the first quarter of 2026.

  Total non-interest expenses for the six months ended June 30, 2026 totaled $33,468,000 compared to $32,475,000 for the same period last year, which is an increase of $993,000. Salary and benefit costs increased $283,000 due to merit increases and an increase in full-time equivalent employees (FTEs) of 8.3 employees. Other real estate owned expenses increased due to legal fees associated with the increase in non-performing assets. The increase in other expenses is due to an increase in fraudulent expenses on customer line of credit accounts.

  The provision for income taxes increased $672,000 when comparing the six months ended June 30, 2026 to the same period in 2025 as a result of an increase in income before income taxes of $5,151,000. The effective tax rate was 17.9% and 19.1% for the six months ended June 30, 2026 and 2025, respectively, with the decrease in the effective tax rate being due to the increase in non-taxable investment income and BOLI income.

Three Months Ended June 30, 2026 Compared to 2025

  For the three months ended June 30, 2026, net income totaled $10,187,000 which compares to net income of $8,463,000 for the comparable period of 2025, an increase of $1,724,000 or 20.4%.  Basic earnings per share of $2.12 for the three months ended June 30, 2026 compares to $1.76 for the 2025 comparable period. Annualized return on equity for the three months ended June 30, 2026 and 2025 was 11.64% and 10.88%, while annualized return on assets was 1.32% and 1.13%, respectively.

  Net interest income before the provision for credit losses for the three months ended June 30, 2026 totaled $25,694,000 compared to $23,648,000 for the three months ended June 30, 2025, resulting in an increase of $2,046,000, or 8.7%. Average interest earning assets increased $64.8 million for the three months ended June 30, 2026 compared to the same period last year, primarily due to increases in the average balance of outstanding commercial loans. Average loans increased $55.1 million, while average investment securities increased $9.1 million. The tax effected net interest margin for the three months ended June 30, 2026 was 3.67% compared to 3.47% for the same period last year. The yield on interest earning assets decreased six basis points to 5.60%, while the cost of interest-bearing liabilities decreased 32 basis points to 2.41%.

  The provision for credit losses for the second quarter of 2026 of $500,000, of which $578,000 related to loans, while ($78,000) related to off-balance sheet items, was due to the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds, the impact of the war with Iran and an increase in specific reserves for non-performing loans. The provision for credit losses of $750,000 for the second quarter of 2025 was driven by the increase in past due commercial loans, which primarily related to one commercial real estate relationship in our central Pennsylvania market that totaled $14.4 million.

  Total non-interest income was $4,014,000 for the three months ended June 30, 2026, $349,000 more than the comparable period last year.  The primary driver of the increase was an increase in BOLI earnings of $432,000, which offset the decrease in the gains on loans sold of $118,000.

  Total non-interest expenses for the three months ended June 30, 2026 totaled $16,867,000 compared to $16,097,000 for the same period last year, which is an increase of $770,000, or 4.8%. Salary and employee benefits increased due to merit increases and an increase in FTEs of 9.9 employees. Other real estate owned expenses increased due to legal fees associated with the increase in non-performing assets. The increase in other expenses is to fraudulent expenses on customer line of credit accounts.

  The provision for income taxes increased $151,000 when comparing the three months ended June 30, 2026 to the same period in 2025. This increase was attributable to an increase in income before provision for income taxes of $1,875,000. The effective tax rate was 17.5% and 19.1% for the three months ended June 30, 2026 and 2025, respectively, with the decrease in the effective tax rate being due to the increase in non-taxable investment income and BOLI income.

Balance Sheet and Other Information:

  At June 30, 2026, total assets were $3.19 billion compared to $3.06 billion at December 31, 2025 and $2.97 billion at June 30, 2025. The loan to deposit ratio as of June 30, 2026 was 100.02% compared to 98.89% as of December 31, 2025 and 97.78% as of June 30, 2025.

  Available for sale securities of $491.3 million at June 30, 2026 increased $46.6 million from December 31, 2025 and $59.7 million from June 30, 2025. The yield on the investment portfolio increased from 2.89% for the six months ended June 30, 2025 to 3.48% for the six months ended June 30, 2026 on a tax equivalent basis due to securities purchased during a higher market interest rate environment and lower yielding securities maturing. Investment activity for 2026 has focused on increasing the investment portfolio yield during periods of higher market interest rates, which has resulted in additional purchases during 2026.

  Net loans totaled $2.37 billion at June 30, 2026 and $2.33 billion at December 31, 2025, an increase of $43.7 million. As of June 30, 2025, net loans totaled $2.22 billion. The increase in net loans since December 31, 2025 and June 30, 2025 was due increases in commercial and agricultural real estate loans.

  The allowance for credit losses - loans totaled $23,559,000 at June 30, 2026 which is an increase of $753,000 from December 31, 2025 and is due to loan growth, the conflict with Iran and an increase in specific reserves on non-performing loans. The provision for credit losses on loans was $722,000 for the first half of 2026. Loan recoveries and charge-offs were $183,000 and $152,000, respectively, for the six months ended June 30, 2026. The allowance for credit losses as a percent of total loans was 0.98% as of June 30, 2026 and 0.97% as of December 31, 2025. While non-performing loans increased  $14.2 million or 48.6%, the commercial loans are individually evaluated to determine whether a specific reserve is necessary or not. Specific reserves associated with commercial loans totaled $1,414,000 and $1,039,000 as of June 30, 2026 and December 31, 2025, respectively.

  Deposits increased $17.6 million from December 31, 2025, to $2.39 billion at June 30, 2026. Competitive pressure for deposits remains high. Brokered CD’s have decreased $3.5 million since December 31, 2025.

  Borrowed funds totaled $394.0 million as of June 30, 2026, a $84.6 million increase from December 31, 2025 to fund investment and loan growth since year-end.

  Stockholders’ equity totaled $352.8 million at June 30, 2026, compared to $338.1 million at December 31, 2025, an increase of $14.8 million. Excluding accumulated other comprehensive loss (AOCL), stockholders’ equity increased $15.8 million and totaled $366.2 million at June 30, 2026 (non-GAAP). The increase in stockholders’ equity was attributable to net income for the six months ended June 30, 2026 totaling $20.6 million, offset by cash dividends for the six months ended June 30, 2026 totaling $4.9 million. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCL increased $1.0 million from December 31, 2025.

Dividend Declared

On June 2, 2026, the Board of Directors declared a cash dividend of $0.51 per share, which was paid on June 26, 2026 to shareholders of record at the close of business on June 12, 2026. This quarterly cash dividend is an increase of 4.0% over the quarterly cash dividend of $0.49 per share declared one year ago.

Citizens Financial Services, Inc. has nearly 1,790 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

  See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data
	As of or For The		As of or For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Income and Performance Ratios
Net Income	$10,187	$8,463	$20,563	$16,084
Return on average assets (annualized)	1.32%	1.13%	1.33%	1.07%
Return on average equity (annualized)	11.64%	10.88%	11.84%	10.44%
Return on average tangible equity (annualized) (a)	15.54%	15.19%	15.84%	14.65%
Net interest margin (tax equivalent) (a)	3.67%	3.47%	3.69%	3.36%
Earnings per share - basic (b)	$2.12	$1.76	$4.29	$3.35
Earnings per share - diluted (b)	$2.12	$1.76	$4.28	$3.35
Cash dividends paid per share (b)	$0.51	$0.49	$1.01	$0.98
Number of shares used in computation - basic (b)	4,797,940	4,797,716	4,798,104	4,797,642
Number of shares used in computation - diluted (b)	4,802,193	4,800,384	4,801,951	4,800,862

Asset quality
Allowance for credit losses - loans	$23,559	$22,109
Non-performing assets	$43,365	$27,376
Allowance for credit losses - loans to total loans	0.98%	0.99%
Non-performing assets to total loans	1.81%	1.22%
Annualized net (recoveries) charge-offs to total loans	(0.01)%	0.1%	0%	0.06%

Equity
Book value per share (b)	$73.36	$65.25
Tangible book value per share (a) (b)	$55.13	$46.88
Market Value per share (last reported trade of month)	$72.44	$58.72
Common shares outstanding	4,809,281	4,807,000

Other
Average Full Time Equivalent Employees	391.3	381.4	388.9	380.6
Loan to Deposit Ratio	100.02%	97.78%
Trust assets under management	$207,584	$188,844
Brokerage assets under management	$347,814	$416,923

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2026	2025	2025

Assets	$3,192,116	$3,064,564	$2,967,274
Investment securities	493,241	446,556	433,417
Loans (net of unearned income)	2,395,028	2,350,622	2,241,755
Allowance for credit losses - loans	23,559	22,806	22,109
Deposits	2,394,537	2,376,979	2,292,662
Stockholders' Equity	352,833	338,051	313,653

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release.
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands, except share data)	2026	2025	2025
ASSETS:
Cash and due from banks:
Noninterest-bearing	$30,343	$23,933	$26,799
Interest-bearing	9,086	10,358	22,685
Total cash and cash equivalents	39,429	34,291	49,484

Interest bearing time deposits with other banks	3,324	3,820	3,820

Equity securities	1,930	1,815	1,768

Available-for-sale securities	491,311	444,741	431,649

Loans held for sale	10,369	9,393	15,529

Loans (net of allowance for credit losses - loans: $23,559 at June 30, 2026;
$22,806 at December 31, 2025 and $22,109 at June 30, 2025)	2,371,469	2,327,816	2,219,646

Premises and equipment	20,660	20,998	21,776
Accrued interest receivable	10,922	10,698	10,603
Goodwill	85,758	85,758	85,758
Bank owned life insurance	74,465	51,501	50,770
Other intangibles	1,934	2,221	2,530
Fair value of derivative instruments - asset	6,755	6,927	8,272
Deferred tax asset	11,443	11,440	13,913
Other assets	62,347	53,145	51,756

TOTAL ASSETS	$3,192,116	$3,064,564	$2,967,274

LIABILITIES:
Deposits:
Noninterest-bearing	$495,914	$516,657	$499,252
Interest-bearing	1,898,623	1,860,322	1,793,410
Total deposits	2,394,537	2,376,979	2,292,662
Borrowed funds	394,024	309,448	313,219
Accrued interest payable	3,358	3,130	2,741
Fair value of derivative instruments - liability	3,948	4,100	4,701
Other liabilities	43,416	32,856	40,298
TOTAL LIABILITIES	2,839,283	2,726,513	2,653,621
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2026 or 2025	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2026, December 31, 2025 and
June 30, 2025: issued 5,262,935 at June 30, 2026 and 5,255,807 at December 31, 2025
and 5,255,190 at June 30, 2025	5,263	5,256	5,255
Additional paid-in capital	148,341	147,965	147,878
Retained earnings	229,333	213,623	197,940
Accumulated other comprehensive loss	(13,362)	(12,377)	(21,026)
Treasury stock, at cost: 453,654 shares at June 30, 2026, 448,727 shares
at December 31, 2025 and 448,190 shares at June 30, 2025	(16,742)	(16,416)	(16,394)
TOTAL STOCKHOLDERS' EQUITY	352,833	338,051	313,653
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$3,192,116	$3,064,564	$2,967,274

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
INTEREST INCOME:
Interest and fees on loans	$35,233	$35,227	$71,595	$70,783
Interest-bearing deposits with banks	89	132	192	275
Investment securities:
Taxable	2,823	2,397	5,334	4,736
Nontaxable	968	584	1,847	1,131
Dividends	392	409	814	838
TOTAL INTEREST INCOME	39,505	38,749	79,782	77,763
INTEREST EXPENSE:
Deposits	11,160	11,449	22,465	23,743
Borrowed funds	2,651	3,652	5,510	7,370
TOTAL INTEREST EXPENSE	13,811	15,101	27,975	31,113
NET INTEREST INCOME	25,694	23,648	51,807	46,650
Provision for credit losses	500	750	1,000	1,375
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	25,194	22,898	50,807	45,275
NON-INTEREST INCOME:
Service charges	1,388	1,303	2,712	2,594
Trust	200	183	435	407
Brokerage and insurance	640	627	1,209	1,310
Gains on loans sold	621	739	886	1,011
Equity security gains, net	96	32	115	21
Earnings on bank owned life insurance	787	355	1,357	701
Other	282	426	990	1,048
TOTAL NON-INTEREST INCOME	4,014	3,665	7,704	7,092
NON-INTEREST EXPENSES:
Salaries and employee benefits	10,272	9,976	20,548	20,265
Occupancy	1,289	1,182	2,701	2,538
Furniture and equipment	336	318	623	583
Professional fees	528	525	1,068	1,042
FDIC insurance expense	370	495	765	945
Pennsylvania shares tax	340	305	717	624
Amortization of intangibles	105	127	211	254
Software expenses	429	453	884	885
Other real estate owned expenses	194	73	390	192
Other	3,004	2,643	5,561	5,147
TOTAL NON-INTEREST EXPENSES	16,867	16,097	33,468	32,475
Income before provision for income taxes	12,341	10,466	25,043	19,892
Provision for income tax expense	2,154	2,003	4,480	3,808
NET INCOME	$10,187	$8,463	$20,563	$16,084

PER COMMON SHARE DATA:
Net Income - Basic	$2.12	$1.76	$4.29	$3.35
Net Income - Diluted	$2.12	$1.76	$4.28	$3.35
Cash Dividends Paid	$0.51	$0.49	$1.01	$0.98

Number of shares used in computation - basic	4,797,940	4,797,716	4,798,104	4,797,642
Number of shares used in computation - diluted	4,802,193	4,800,384	4,801,951	4,800,862

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2026	2026	2025	2025	2025
Interest income	$39,505	$40,277	$41,151	$40,254	$38,749
Interest expense	13,811	14,164	14,940	15,114	15,101
Net interest income	25,694	26,113	26,211	25,140	23,648
Provision for credit losses	500	500	500	500	750
Net interest income after provision for credit losses	25,194	25,613	25,711	24,640	22,898
Non-interest income	3,918	3,671	3,387	3,820	3,632
Investment securities gains, net	96	19	11	34	33
Non-interest expenses	16,867	16,601	16,173	16,084	16,097
Income before provision for income taxes	12,341	12,702	12,936	12,410	10,466
Provision for income tax expense	2,154	2,326	2,453	2,405	2,003
Net income	$10,187	$10,376	$10,483	$10,005	$8,463
Earnings Per Share - Basic	$2.12	$2.16	$2.19	$2.09	$1.76
Earnings Per Share - Diluted	$2.12	$2.16	$2.18	$2.09	$1.76

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2026			2025
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	18,626	61	1.31	17,879	102	2.31
Interest bearing time deposits at banks	3,624	28	3.10	3,820	30	3.18
Investment securities:
Taxable	359,897	3,215	3.57	381,141	2,806	2.95
Tax-exempt (3)	133,017	1,225	3.68	102,694	739	2.88
Investment securities	492,914	4,440	3.60	483,835	3,545	2.93
Loans: (2)(3)(4)
Residential mortgage loans	338,351	5,004	5.93	347,408	5,212	6.08
Construction loans	90,925	1,620	7.15	165,056	2,967	7.29
Commercial Loans	1,440,839	21,768	6.06	1,292,501	20,362	6.32
Agricultural Loans	373,312	5,679	6.10	358,245	4,970	5.63
Loans to state & political subdivisions	73,147	888	4.87	53,051	517	3.95
Other loans	28,176	459	6.53	73,344	1,300	7.11
Loans, net of discount (2)(3)(4)	2,344,750	35,418	6.06	2,289,605	35,328	6.26
Total interest-earning assets	2,859,914	39,947	5.60	2,795,139	39,005	5.66
Cash and due from banks	9,519			9,665
Bank premises and equipment	20,686			21,836
Other assets	201,511			184,184
Total non-interest earning assets	231,716			215,685
Total assets	3,091,630			3,010,824
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	28,757	66	0.92	18,345	45	0.99
NOW accounts	713,343	3,264	1.84	707,715	3,742	2.14
Savings accounts	291,013	337	0.46	288,198	329	0.46
Money market accounts	445,311	2,822	2.54	447,711	3,181	2.88
Certificates of deposit	539,316	4,671	3.47	454,893	4,152	3.70
Total interest-bearing deposits	2,017,740	11,160	2.22	1,916,862	11,449	2.42
Other borrowed funds	279,088	2,651	3.81	329,154	3,652	4.50
Total interest-bearing liabilities	2,296,828	13,811	2.41	2,246,016	15,101	2.73
Demand deposits	388,265			390,102
Other liabilities	42,613			41,369
Total non-interest-bearing liabilities	430,878			431,471
Stockholders' equity	363,924			333,337
Total liabilities & stockholders' equity	3,091,630			3,010,824
Net interest income		26,136			23,904
Net interest spread (5)			3.19%			2.93%
Net interest income as a percentage
of average interest-earning assets			3.67%			3.47%
Ratio of interest-earning assets
to interest-bearing liabilities			125%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2026 and 2025. See reconciliation of GAAP and non-GAAP measures at the end of the press release.
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2026			2025
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	21,981	135	1.24	24,052	216	1.81
Interest bearing time deposits at banks	3,721	57	3.09	3,820	59	3.11
Investment securities:
Taxable	359,114	6,148	3.42	381,886	5,574	2.92
Tax-exempt (3)	129,056	2,338	3.62	102,854	1,431	2.78
Investment securities	488,170	8,486	3.48	484,740	7,005	2.89
Loans: (2)(3)(4)
Residential mortgage loans	337,899	9,945	5.94	349,226	10,312	5.95
Construction loans	90,381	3,145	7.02	164,252	5,888	7.23
Commercial Loans	1,427,517	43,273	6.11	1,283,174	40,141	6.31
Agricultural Loans	374,681	11,940	6.43	357,561	9,696	5.47
Loans to state & political subdivisions	66,719	1,560	4.72	53,389	1,034	3.91
Other loans	62,784	2,054	6.60	109,198	3,916	7.23
Loans, net of discount (2)(3)(4)	2,359,981	71,917	6.15	2,316,800	70,987	6.18
Total interest-earning assets	2,873,853	80,595	5.66	2,829,412	78,267	5.58
Cash and due from banks	9,380			9,643
Bank premises and equipment	20,808			21,691
Other assets	196,894			177,531
Total non-interest earning assets	227,082			208,865
Total assets	3,100,935			3,038,277
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	27,109	123	0.91	17,995	85	0.95
NOW accounts	712,025	6,586	1.87	723,673	7,796	2.17
Savings accounts	289,898	675	0.47	290,576	677	0.47
Money market accounts	453,348	5,736	2.55	432,891	6,206	2.89
Certificates of deposit	539,795	9,345	3.49	481,272	8,979	3.76
Total interest-bearing deposits	2,022,175	22,465	2.24	1,946,407	23,743	2.46
Other borrowed funds	291,547	5,510	3.81	337,737	7,370	4.40
Total interest-bearing liabilities	2,313,722	27,975	2.44	2,284,144	31,113	2.75
Demand deposits	384,952			381,048
Other liabilities	42,165			42,426
Total non-interest-bearing liabilities	427,117			423,474
Stockholders' equity	360,096			330,659
Total liabilities & stockholders' equity	3,100,935			3,038,277
Net interest income		52,620			47,154
Net interest spread (5)			3.22%			2.83%
Net interest income as a percentage
of average interest-earning assets			3.69%			3.36%
Ratio of interest-earning assets
to interest-bearing liabilities			124%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2026 and 2025. See reconciliation of GAAP and non-GAAP measures at the end of the press release.
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Real estate:
Residential	$337,628	$336,066	$340,972	$344,790	$341,671
Commercial	1,267,682	1,249,900	1,218,514	1,180,655	1,151,585
Agricultural	357,643	344,938	347,448	342,487	331,995
Construction	93,241	83,217	93,965	107,867	138,307
Consumer	39,623	19,592	88,210	109,458	22,364
Other commercial loans	180,997	170,628	179,166	171,345	174,740
Other agricultural loans	29,746	30,004	30,247	27,142	28,366
State & political subdivision loans	88,468	63,877	52,100	51,644	52,727
Total loans	2,395,028	2,298,222	2,350,622	2,335,388	2,241,755
Less: allowance for credit losses - loans	23,559	22,894	22,806	22,454	22,109
Net loans	$2,371,469	$2,275,328	$2,327,816	$2,312,934	$2,219,646

Past due loans and non-performing assets

Total Loans past due 30-89 days and still accruing	$8,695	$7,056	$9,269	$13,228	$18,554

Non-accrual loans	$40,350	$37,670	$26,602	$20,523	$24,595
Loans past due 90 days or more and accruing	657	75	229	37	347
Non-performing loans	$41,007	$37,745	$26,831	$20,560	$24,942
Other real estate owned	2,358	2,358	2,358	2,434	2,434
Total Non-performing assets	$43,365	$40,103	$29,189	$22,994	$27,376

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2026	2026	2025	2025	2025
Balance, beginning of period	$22,894	$22,806	$22,454	$22,109	$22,081
Charge-offs	(74)	(78)	(57)	(20)	(596)
Recoveries	161	22	6	17	25
Net charge-offs	87	(56)	(51)	(3)	(571)
Provision for credit losses - loans	578	144	403	348	599
Balance, end of period	$23,559	$22,894	$22,806	$22,454	$22,109

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30,
	2026	2025
Tangible Equity
Stockholders' Equity - GAAP	$352,833	$313,653
Intangible Assets	(87,692)	(88,288)
Tangible Equity - Non-GAAP	265,141	225,365
Shares outstanding	4,809,281	4,807,000
Tangible Book value per share - Non-GAAP	$55.13	$46.88

	As of
	June 30,
	2026	2025
Tangible Equity per share
Stockholders' Equity per share - GAAP	$73.36	$65.25
Adjustment for intangible assets	(18.23)	(18.37)
Tangible Book value per share - Non-GAAP	$55.13	$46.88

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Assets - GAAP	$3,077,668	$2,988,726	$3,088,281	$3,015,696
Average AOCL	(13,962)	(22,098)	(12,654)	(22,581)
Average Assets, Excluding AOCL - Non-GAAP	3,091,630	3,010,824	3,100,935	3,038,277
Net Income - GAAP	$10,187	$8,463	$20,563	$16,084
Annualized Return on Average Assets-GAAP	1.32%	1.13%	1.33%	1.07%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	1.32%	1.12%	1.33%	1.06%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders' Equity - GAAP	$349,962	$311,239	$347,442	$308,078
Average AOCL	(13,962)	(22,098)	(12,654)	(22,581)
Average Stockholders' Equity, Excluding AOCL - Non-GAAP	363,924	333,337	360,096	330,659
Net Income - GAAP	$10,187	$8,463	$20,563	$16,084
Annualized Return on Average Stockholders' Equity-GAAP	11.64%	10.88%	11.84%	10.44%
Annualized Return on Average Stockholders' Equity, Excluding AOCL - Non-GAAP	11.20%	10.16%	11.42%	9.73%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Return on Average Tangible Equity
Average Stockholders' Equity - GAAP	$349,962	$311,239	$347,442	$308,078
Average Intangible Assets	(87,767)	(88,388)	(87,841)	(88,479)
Average Tangible Equity - Non-GAAP	262,195	222,851	259,601	219,599
Net Income - GAAP	$10,187	$8,463	$20,563	$16,084
Annualized Return on Average Tangible Equity - Non-GAAP	15.54%	15.19%	15.84%	14.65%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Reconciliation of net interest income on fully taxable equivalent basis	2026	2025	2026	2025
Total interest income	$39,505	$38,749	$79,782	$77,763
Total interest expense	13,811	15,101	27,975	31,113
Net interest income	25,694	23,648	51,807	46,650
Tax equivalent adjustment	442	256	813	504
Net interest income (fully taxable equivalent) - Non-GAAP	$26,136	$23,904	$52,620	$47,154